Exhibit 10.36

      FIFTH AMENDMENT TO CONSULTING SERVICES AGREEMENT


     This Agreement, made and entered into and effective as of the 8th day of August, 1995 (the "Effective Date"), by and among John A. Urquhart, whose address is 111 Beach Road, Fairfield, Connecticut 06430 ("Consultant"), Enron Corp., a Delaware corporation ("Enron" or "Company"), and Enron Power Corp., a Delaware corporation ("EPC"), is an amendment to that certain Consulting Services Agreement entered into among the parties and effective as of the first day of August, 1991.

     WHEREAS, the parties desire to amend the Consulting
Services Agreement;

     NOW, THEREFORE, in consideration of the Consultant's continued engagement with Company and of the covenants contained herein, the parties agree as follows:

     1.   The parties agree that the Term of the Consulting
Services Agreement is extended through December 31, 1997.
Upon the mutual consent of both parties, the Term may be extended for a period of twelve (12) months beyond December
31, 1997.

     2.   Effective January 1, 1996, Paragraph (3)A of the
Consulting Services Agreement is deleted and the following is inserted in its place:

     "A. During the term of this Agreement, Consultant shall be paid as follows:

          i. For the period beginning January 1, 1996 and ending December 31, 1996, Consultant shall be paid a fee of Forty-Two Thousand Dollars ($42,000.00) per month (the "Fee"). If or when the number of days in the twelve month period for which Consultant provides consulting services thereunder exceeds the Consulting Time, then Consultant shall be paid a daily rate of Four Thousand Two Hundred Dollars ($4,200.00; "Additional Remuneration");

          ii. For the period beginning January 1, 1997 and ending December 31, 1997, Consultant shall be paid a fee of Forty-Four Thousand One Hundred Dollars ($44,100.00) per month (the "Fee"). If or when the number of days in the twelve month period for which Consultant provides consulting services thereunder exceeds the Consulting Time, then Consultant shall be paid a daily rate of Four Thousand Four Hundred Ten Dollars ($4,410.00; "Additional Remuneration").

     The Fee shall be paid by Company to Consultant on a monthly basis, on or before the 10th day of the month following each calendar month in the term of this Agreement."

     3.   Paragraph 3 of section (3)E of the Consulting
Services Agreement has been added and provides as follows:

          "A grant of Phantom Stock Appreciation Rights, effective December 29, 1995, and exercisable until December 31, 1998 is granted, which shall vest fifty percent (50%) six (6) months after the date of the grant and fifty percent (50%) one (1) year after the date of the grant for a number of shares equal to the number of outstanding Phantom Stock Appreciation Rights exercised by Consultant during the period of July 15, 1995 through December 31, 1995 up to a maximum of 50,000. This grant shall not be exercisable after December 31, 1998."

     4. Paragraph (2)A is amended by adding the following language:

          "The Company reserves the right to change
          Consultant's title from Vice Chairman of the Board of Enron to some other mutually agreed upon title. Consultant's failure to consent to any title change will not trigger the termination provisions of Paragraph (15)."

     5. This Agreement is the fifth amendment to the Consulting Services Agreement as previously amended, and the parties agree that all other terms, conditions and stipulations contained in said Consulting Services Agreement and the previous amendments thereto shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              ENRON CORP.


                              RICHARD D. KINDER
                              Name: Richard D. Kinder
                              Title:





                              ENRON POWER CORP.


                              THOMAS E. WHITE
                              Name: Thomas E. White
                              Title:




                              JOHN A. URQUHART

                              JOHN A. URQUHART